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                                                               EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement relating to the sale of shares of common stock of Muzak, Inc. on Form S-1 of our report dated May 8, 1996 on the financial statement of Muzak, Inc. as of May 8, 1996, appearing in the Prospectus, which is part of the Registration Statement.

Deloitte & Touche LLP

Seattle, Washington

July 1, 1996